Exhibit 99.1 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail ATLAS CREST INVESTMENT CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: [ ] PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF ATLAS CREST INVESTMENT CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ] (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the special meeting of stockholders of Atlas Crest Investment Corp. (“Atlas”) to be held on [ ], Eastern Time via live webcast at [ ], and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3(A)-(D), 4, 5, 6 AND 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], Eastern Time To view the Proxy Statement, please go to: [ ]

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3(A)-(D), 4, 5, 6 AND 7.

Please mark your votes like this X

(1) Proposal No. 1 — The Business Combination Proposal – To consider and vote upon a proposal to adopt and approve the Business Combination Agreement, dated as of February 10, 2021 (as amended and restated on July 29, 2021 and as it may be further amended and/or restated from time to time, the "Business Combination Agreement"), by and among Atlas, Archer Aviation Inc., a Delaware corporation ("Archer") and Artemis Acquisition Sub Inc., a Delaware corporation ("Merger Sub"), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Archer, with Archer surviving the merger as a wholly owned subsidiary of Atlas (the "Merger" and, together with the other transactions described in the Business Combination Agreement, the "Business Combination"). Immediately prior to the consummation of the Merger, Atlas will change its corporate name to "Archer Aviation Inc." ("New Archer"). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A (Proposal No. 1, referred to as the "Business Combination Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) Proposal No. 2 — The Charter Proposal – To consider and vote upon a proposal to approve the proposed amended and restated certificate of incorporation of New Archer in the form attached to the accompanying proxy statement/prospectus as Annex B ("New Archer Charter") (Proposal No. 2, referred to as the "Charter Proposal") .

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) The Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the proposed New Archer Charter, presented separately in accordance with the United States Securities and Exchange Commission ("SEC") requirements (Proposals No. 3-A through 3-D, referred to as the "Governance Proposals"):

i. Proposal No. 3.A — Governance Proposal A — To increase the total number of shares of all classes of authorized capital stock from (i) 221,000,000, consisting of (a) 220,000,000 shares of common stock, including (1) 200,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) [ ], consisting of (A) [ ] shares of common stock, including (1) [ ] shares of Class A common stock, par value $0.0001 per share and (2) [ ] shares of Class B common stock, par value $0.0001 per share, and (B) [ ]shares of preferred stock, par value $0.0001 per share.

FOR ☐ AGAINST ☐ ABSTAIN ☐

ii. Proposal No. 3.B — Governance Proposal B — To provide that holders of New Archer Class A Shares (as defined below) will be entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of New Archer Class B Shares (as defined below) will be entitled to ten votes per share on all matters to be voted upon by the stockholders.

FOR ☐ AGAINST ☐ ABSTAIN ☐

iii. Proposal No. 3.C — Governance Proposal C — To provide that any amendment to New Archer's amended and restated bylaws will require the approval of either New Archer's board of directors or the holders of at least 66⅔% of the voting power of New Archer's then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

iv. Proposal No. 3.D — Governance Proposal D — To provide that any amendment to certain provisions of the New Archer Charter will require the approval of the holders of at least 662∕3% of the voting power of New Archer’s then- outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class. (4) Proposal No. 4 — The NYSE Proposal – To consider and vote upon a proposal to adopt and approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”): (i) the issuance of shares of Class A common stock, par value $0.0001 per share, of New Archer (“New Archer Class A Shares”) and securities convertible into or exchangeable for New Archer Class A Shares in connection with the Business Combination, including the issuance of New Archer Class A Shares in connection with the PIPE Financing (as defined in accompanying proxy statement/prospectus), (ii) the issuance of shares of Class B common stock, par value $0.0001 per share, of New Archer (“New Archer Class B Shares”) and securities convertible into or exchangeable for New Archer Class B Shares, and (iii) the related change of control of Atlas that will occur in connection with the consummation of the Business Combination (Proposal No. 4, referred to as the “NYSE Proposal”). (5) Proposal No. 5 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Equity Incentive Plan in the form of Annex F attached to the accompanying proxy statement/prospectus) (Proposal No. 5, referred to as the “Equity Incentive Plan Proposal”). (6) Proposal No. 6 —The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve and adopt the Employee Stock Purchase Plan in the form of Annex G attached to the accompanying proxy statement/prospectus (Proposal No. 6, referred to as the “Employee Stock Purchase Plan Proposal”). (7) Proposal No. 7 —The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Governance Proposals, the NYSE Proposal, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal. PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. CONTROL NUMBER Signature Signature, if held jointly Date 2021. Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.